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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Palm, Inc. on Form S-4 of our report dated June 21, 2000 (July 27, 2000 as to Note 12), appearing in the proxy statement/prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Experts" and "Selected Historical Consolidated Financial Data" in such proxy statement/prospectus.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

San Jose, California
April 5, 2001